Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) October 27, 2022—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2022.

•Net sales increased 15% to $127.1 billion in the third quarter, compared with $110.8 billion in third quarter 2021. Excluding the $5.0 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 19% compared with third quarter 2021.
•North America segment sales increased 20% year-over-year to $78.8 billion.
•International segment sales decreased 5% year-over-year to $27.7 billion, but increased 12% excluding changes in foreign exchange rates.
•AWS segment sales increased 27% year-over-year to $20.5 billion, or increased 28% excluding changes in foreign exchange rates.
•Operating income decreased to $2.5 billion in the third quarter, compared with $4.9 billion in third quarter 2021.
•North America segment operating loss was $0.4 billion, compared with operating income of $0.9 billion in third quarter 2021.
•International segment operating loss was $2.5 billion, compared with operating loss of $0.9 billion in third quarter 2021.
•AWS segment operating income was $5.4 billion, compared with operating income of $4.9 billion in third quarter 2021.
•Net income decreased to $2.9 billion in the third quarter, or $0.28 per diluted share, compared with $3.2 billion, or $0.31 per diluted share, in third quarter 2021.
•Third quarter 2022 net income includes a pre-tax valuation gain of $1.1 billion included in non-operating income from the common stock investment in Rivian Automotive, Inc.
•Operating cash flow decreased 27% to $39.7 billion for the trailing twelve months, compared with $54.7 billion for the trailing twelve months ended September 30, 2021.
•Free cash flow decreased to an outflow of $19.7 billion for the trailing twelve months, compared with an inflow of $2.6 billion for the trailing twelve months ended September 30, 2021.
•Free cash flow less principal repayments of finance leases and financing obligations decreased to an outflow of $28.5 billion for the trailing twelve months, compared with an outflow of $8.8 billion for the trailing twelve months ended September 30, 2021.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations decreased to an outflow of $21.5 billion for the trailing twelve months, compared with an outflow of $3.9 billion for the trailing twelve months ended September 30, 2021.

“In the past four months, employees across our consumer businesses have worked relentlessly to put together compelling Prime Member Deal Events with our eighth annual Prime Day and the brand new Prime Early Access Sale in early October. The customer response to both events was quite positive, and it’s clear that particularly during these uncertain economic times, customers appreciate Amazon’s continued focus on value and convenience,” said Andy Jassy, Amazon CEO. “We’re also encouraged by the steady progress we’re making on lowering costs in our stores fulfillment network, and have a set of initiatives that we’re methodically working through that we believe will yield a stronger cost structure for the business moving forward. There is obviously a lot happening in the macroeconomic environment, and we’ll balance our investments to be more streamlined without compromising our key long-term, strategic bets. What won’t change is our maniacal focus on the customer experience, and we feel confident that we’re ready to deliver a great experience for customers this holiday shopping season.”

Highlights

Obsessing over the customer experience
Amazon obsesses over how to make customers’ lives better and easier every day. This is true for consumers, sellers, brands, developers, enterprises, and creators. For example, in the past quarter, Amazon:
•Premiered several new entertainment series, including The Lord of the Rings: The Rings of Power, which attracted more than 25 million global viewers on its first day, the biggest debut in Prime Video history, and closing in on 100 million viewers to date. The company also premiered three new Original and three returning series, including Heidi Klum and Tim Gunn’s Making the Cut; The Outlaws, starring Christopher Walken and Stephen Merchant; and thriller The Peripheral, starring Chloë Grace Moretz.
•Kicked off the inaugural season of Prime Video as the exclusive home of NFL Thursday Night Football with more than 15 million viewers for its first game. Live sports also returned to Prime Video across Europe with new seasons of UEFA Champions League soccer in Germany and Italy, Ligue 1 soccer in France, and exclusive coverage of US Open tennis in the UK.
•Introduced the first-ever Prime Early Access Sale, a two-day shopping event on October 11-12 exclusively for Prime members in 15 countries. Customers could choose from hundreds of thousands of deals across all best-selling categories, such as apparel, home, toys and Amazon devices. Amazon’s selling partners, most of which are small and medium-sized businesses, also took part in the event, and customers responded by ordering more than 100 million items from these businesses.
•Opened a dozen new fulfillment centers globally in order to serve more customers even more quickly. New sites were opened in the U.S., Mexico, Canada, Ireland, and Turkey.
•Expanded to Belgium with the launch of Amazon.com.be and a Prime program for local customers, providing faster access to more than 180 million products across more than 30 product categories. As part of the launch, Amazon introduced the “Brands of Belgium” storefront to showcase products from Belgian entrepreneurs.
•Partnered with new brands and retailers to make their products available on Amazon with same-day delivery for Prime members in select ZIP codes across over 10 U.S. cities. Examples of these partners include GNC, PacSun, SuperDry, Sur La Table, and 100% Pure.
•Continued working to protect customers from fake reviews through legal action against fake review brokers, filing its first criminal complaint in Italy and its first lawsuit in Spain. These two legal proceedings, plus 10 other new lawsuits recently launched in the U.S., target bad actors that operate more than 11,000 websites and social media groups that attempt to orchestrate fake reviews on Amazon and other stores. Amazon stops millions of suspicious reviews before customers ever see them, and these legal actions help uncover perpetrators and stop the abuse where it starts.
•Rolled out Venmo as a new payment option in the U.S., giving customers more choice during the checkout experience.
•Hosted Amazon Accelerate, an annual conference dedicated to seller success where numerous new tools were introduced, including new email marketing capabilities, free-to-use shipping software that offers discounted shipping rates, and new features and analytics on conversion-driving content.
•Announced new commitments and migrations from AWS customers across many industries and geographies, such as BMW Group, which extended its work to help BMW’s developers derive insights from the data their vehicles produce; grocery delivery service Schwan’s Home Delivery, which is optimizing delivery times across its routes, building and scaling its technology infrastructure to support evolving consumer preferences, and personalizing product recommendations; online grocery platform Pick n Pay, which migrated its entire on-premises SAP environment to AWS to automate operations and deliver real-time insights; German national football league Bundesliga, which debuted two new Bundesliga Match Facts powered by AWS to help fans better understand team performance and game strategy; and South Korea-based wireless telecommunications operator SK Telecom (SKT), which is making it easier and more cost-effective for customers to build, use, and scale computer vision applications.
•Continued to expand AWS’s infrastructure footprint to support customers, announcing plans to launch the AWS Asia Pacific (Bangkok) Region in Thailand and opening the second Region in the Middle East, the AWS Middle East (UAE) Region.
•Received CrowdStrike’s 2022 Ecosystem Partner of the year award for AWS. Together, CrowdStrike and AWS delivered end-to-end comprehensive protection that enables AWS customers to build, run, and secure applications with speed and confidence.

Inventing on behalf of customers
Amazon is driven by a passion for invention across all of its business areas. The company builds new products and services that customers ask for, and also invents new ones that customers didn’t know they wanted but make their lives or businesses better in some meaningful way. For example, this past quarter, Amazon:
•Introduced a range of new Fire TV devices and entertainment experiences, including the Omni QLED Series smart TV with hands-free Alexa controls and new ambient features that turn the TV into an always-smart device when not streaming; and the all-new Fire TV Cube streaming media player with a faster processor for increased app launch speeds, an industry-first HDMI input port, and Wi-Fi 6E support for smoother 4K streaming.
•Introduced the next generation of Echo Dot and Echo Auto, as well as upgrades to Echo Studio. The all-new Echo Dot and Echo Dot with Clock feature a redesigned audio architecture, and the Echo Dot Kids now comes in Owl and Dragon designs. The next generation Echo Auto is designed to hear requests over music, the air conditioner, and road noise, and the new Echo Studio features bass extension and custom-built spatial audio processing technology.
•Launched three new Kindle devices: Kindle Scribe, the first Kindle that makes it possible for customers to both read and write as naturally as they do on paper but with the convenience of Kindle’s glare-free Paperwhite display; the next-generation Kindle, Amazon’s lightest and most compact Kindle yet; and the next-generation Kindle Kids.
•Expanded the Ring lineup with new security devices and features: Ring Intercom allows customers living in apartment buildings to use their phone to talk to and buzz in visitors; Spotlight Cam Pro and Spotlight Cam Plus use radar sensors to detect motion and send more precise alerts; Ring Alarm Panic Button enables customers to get help at the push of a button in an emergency; and a new integration of Ring Virtual Security Guard and the Amazon Astro robot for businesses offers expanded security options.
•Announced the Blink Wired Floodlight Camera, which features person detection for the first time in a Blink device, and Blink Mini Pan Tilt accessory, which extends the functionality of the popular Blink Mini with additional viewpoint capabilities.
•Launched a new Alexa feature called Customers ask Alexa that enables brands and selling partners to answer common customer questions through Alexa and better inform purchase decisions.
•Continued to collaborate with leading retailers and stadiums to equip their locations with Just Walk Out technology for checkout-free shopping and Amazon One for palm recognition and payment. One or both of these technologies are now available at Texas A&M’s Kyle Field, Lumen Field in Seattle, Crypto.com Arena in Los Angeles, and a Hudson Nonstop at Dallas Fort Worth International Airport. Amazon also continued to roll out Amazon One at Whole Foods Market stores with the technology now available at over 65 stores in California.
•Announced the general availability of new AWS EC2 machine learning training instances (Trn1), which make it possible to build more accurate machine learning models and reduce training times. AWS-designed Trainium chips are purpose-built for high-performance machine learning training in the cloud. With Trainium-powered Trn1 instances, AWS customers can save up to 50% on deep learning training costs over equivalent GPU-based instances.
•Announced the general availability of AWS IoT FleetWise, which makes it easier to collect, transform, and transfer vehicle data to the cloud in near real time. Automakers, suppliers, fleet operators, and technology solution vendors can use the data to analyze vehicle fleet health and more quickly identify potential recalls or safety issues, make in-vehicle infotainment systems smarter, and improve advanced technologies like autonomous driving and advanced driver-assistance systems with analytics and machine learning.
•Announced a new alliance and investment with Harvard University to advance fundamental research and innovation in quantum networking, which will explore applications to combat privacy and security threats. AWS also announced the AWS Generation Q Fund at the Harvard Quantum Initiative to train the next-generation of quantum scientists and engineers.

Empowering employees and delivery service partners
In addition to its focus on customers, Amazon strives to make every day better for its employees and delivery service providers. There is a long list of initiatives the company continues to pursue. For example, in the third quarter, the company:
•Announced it is investing nearly $1 billion in pay increases for its fulfillment network employees over the next year in the U.S., bringing average pay to more than $19 per hour.
•Expanded Anytime Pay to provide hourly employees with instant access to up to 70% of their pay at any time during the month.
•Celebrated the 10-year anniversary of Career Choice, an education benefit that empowers employees to learn new skills for career success and has seen over 90,000 employees participate so far.
•Announced it is investing more than $450 million over the next year to help Delivery Service Partners (DSPs) support their teams with access to new and improved benefits, and additional rate increases. One new benefits provider, Next Mile, offers drivers employed by participating DSPs access to more than 1,700 academic programs with tuition assistance from their DSP. Participating DSPs are eligible to receive up to $5,250 per driver per year from Amazon to help cover the costs of tuition assistance.
•Expanded career advancement and development programs for front-line employees, such as offering the Amazon Intelligence Initiative to enhance technical skills and place employees in engineering roles within AWS.
•Announced plans to hire 150,000 people for open seasonal, full-time, and part-time roles across its operations network in the U.S. to help deliver for customers during the holidays.
•Introduced an additional, free mental wellness program for employees and their families in the U.S., the UK, and Brazil. Offered through Twill Therapeutics, the tools and services to improve mental health are available 24/7 and can be used to address in-the-moment concerns or as part of a daily mental health and well-being routine.

Supporting communities and protecting the environment
Amazon believes that success and scale bring broad responsibility to help the planet, future generations, and local communities in which the company has a significant presence. Amazon employees have passion for investing in these areas, and a small sampling of the many efforts from this past quarter include Amazon:
•Supporting people affected by Hurricane Fiona in Puerto Rico and Hurricane Ian in Florida by providing hundreds of thousands of essential products such as water filters and medical supplies; sending more than 320,000 bottles of water to residents of Jackson, Mississippi, suffering from a shortage of clean water; and donating items such as blankets and flashlights after the magnitude 6.8 earthquake in Sichuan Luding, China.
•Continuing to support people impacted by the war in Ukraine with product donations to refugees, financial support to more than 150 nonprofits on the ground in Eastern Europe, and cloud credits and technological assistance through AWS. As part of the support for the Ukrainian government, AWS sent Snowball devices—ruggedized compute and storage hardware—into Ukraine to help secure, store, and transfer over 10 petabytes (10 million gigabytes) of essential data to the cloud. These Snowball devices were the foundation for the effort to preserve Ukraine’s data—including state registries, education records, and other essential databases—which are critical in rebuilding the country. Amazon has donated more than $45 million in assistance since the start of the war and waived the referral fee for all Ukrainian small and medium-sized businesses selling in Amazon’s European stores. In addition, AWS launched IT Skills 4U, a free workforce-development initiative to provide Ukrainians around the world with access to skills training.
•Committing to hire at least 5,000 refugees in the U.S. by the end of 2024. The company is also providing support and resources through its Welcome Door program, which launched in April 2022 to help refugee employees navigate the immigration process.
•Committing $147 million to create and preserve 1,260 affordable homes across the Washington, D.C., metro area in partnership with minority-led organizations. This investment is the latest initiative by the Amazon Housing Equity Fund, a $2 billion commitment to create and preserve affordable homes in Amazon’s hometown communities.
•Announcing plans to invest more than €1 billion over the next five years to further electrify and decarbonize its transportation network across Europe. This includes investments in electric trucks, vans, and micro mobility solutions like e-cargo bikes, as well as charging infrastructure.
•Announcing agreements with Plug Power to supply 10,950 tons of green hydrogen per year for Amazon’s transportation and building operations, and with Infinium to bring clean-burning electrofuels to Amazon’s middle mile transportation fleet starting next year.

•Announcing 71 new renewable energy projects globally, including its first project in Brazil and its first solar farms in India and Poland, building on Amazon’s position as the leading corporate buyer of renewable energy in the world.
•Extending its partnership with Water.org, donating $10 million to help launch the Water.org Water & Climate Fund. The fund is focused on climate-resilient water and sanitation solutions that will result in lasting access for 100 million people across Asia, Africa, and Latin America. In addition, Amazon’s funding will help provide 1 million people with access to clean water by 2025.
•Launching Amazon Catalytic Capital to invest $150 million in venture capital funds, accelerators, incubators, and venture studios that provide funding to entrepreneurs from underrepresented backgrounds.
•Announcing AWS has now helped more than 13 million people globally gain access to free cloud computing skills training since 2020 as part of Amazon’s commitment to provide free training to 29 million people around the world by 2025.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 27, 2022, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as uncertainty regarding the impacts of the COVID-19 pandemic, fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market and global supply chain constraints, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below. This guidance reflects our estimates as of October 27, 2022 regarding the impacts of the COVID-19 pandemic on our operations as well as the effect of other factors discussed above.
Fourth Quarter 2022 Guidance
•Net sales are expected to be between $140.0 billion and $148.0 billion, or to grow between 2% and 8% compared with fourth quarter 2021. This guidance anticipates an unfavorable impact of approximately 460 basis points from foreign exchange rates.
•Operating income is expected to be between $0 and $4.0 billion, compared with $3.5 billion in fourth quarter 2021.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2021	2022	2021	2022	2021	2022

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$40,667	$37,700	$42,377	$36,477	$30,202	$30,177
OPERATING ACTIVITIES:
Net income (loss)	3,156	2,872	19,041	(3,000)	26,263	11,323
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	8,948	10,204	24,494	28,776	32,112	38,578
Stock-based compensation	3,180	5,556	9,077	14,015	11,639	17,695
Other operating expense (income), net	24	123	72	460	(415)	525
Other expense (income), net	340	(1,272)	(2,374)	13,521	(3,701)	1,589
Deferred income taxes	909	(825)	3,313	(4,781)	1,677	(8,404)
Changes in operating assets and liabilities:
Inventories	(7,059)	732	(7,572)	(5,772)	(7,242)	(7,687)
Accounts receivable, net and other	(4,890)	(4,794)	(11,607)	(13,109)	(16,168)	(19,665)
Accounts payable	3,832	(1,226)	(4,387)	(6,907)	8,863	1,082
Accrued expenses and other	(1,465)	(20)	(7,210)	(7,335)	(84)	1,998
Unearned revenue	338	54	1,394	1,711	1,727	2,631
Net cash provided by (used in) operating activities	7,313	11,404	24,241	17,579	54,671	39,665
INVESTING ACTIVITIES:
Purchases of property and equipment	(15,748)	(16,378)	(42,118)	(47,053)	(56,941)	(65,988)
Proceeds from property and equipment sales and incentives	997	1,337	3,192	4,172	4,822	6,637
Acquisitions, net of cash acquired, and other	(654)	(885)	(1,604)	(7,485)	(1,985)	(7,866)
Sales and maturities of marketable securities	15,808	557	46,847	25,918	64,185	38,455
Purchases of marketable securities	(15,231)	(239)	(51,891)	(2,332)	(72,692)	(10,598)
Net cash provided by (used in) investing activities	(14,828)	(15,608)	(45,574)	(26,780)	(62,611)	(39,360)
FINANCING ACTIVITIES:
Common stock repurchased	—	—	—	(6,000)	—	(6,000)
Proceeds from short-term debt, and other	2,187	12,338	5,289	30,946	7,724	33,613
Repayments of short-term debt, and other	(1,917)	(7,916)	(5,094)	(21,757)	(7,385)	(24,416)
Proceeds from long-term debt	176	107	18,803	12,931	19,334	13,131
Repayments of long-term debt	(509)	—	(589)	(1)	(703)	(1,002)
Principal repayments of finance leases	(2,693)	(1,465)	(8,903)	(6,301)	(11,271)	(8,561)
Principal repayments of financing obligations	(20)	(48)	(115)	(186)	(124)	(233)
Net cash provided by (used in) financing activities	(2,776)	3,016	9,391	9,632	7,575	6,532
Foreign currency effect on cash, cash equivalents, and restricted cash	(199)	(1,334)	(258)	(1,730)	340	(1,836)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(10,490)	(2,522)	(12,200)	(1,299)	(25)	5,001
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$30,177	$35,178	$30,177	$35,178	$30,177	$35,178
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt	$276	$304	$731	$932	$933	$1,299
Cash paid for operating leases	1,812	1,813	5,029	6,268	6,230	7,961
Cash paid for interest on finance leases	121	88	407	290	535	404
Cash paid for interest on financing obligations	48	39	116	152	147	189
Cash paid for income taxes, net of refunds	750	742	3,354	4,340	3,774	4,674
Assets acquired under operating leases	10,447	6,755	19,561	14,031	23,908	19,839
Property and equipment acquired under finance leases, net of remeasurements and modifications	1,744	131	5,453	358	8,149	1,966
Property and equipment recognized during the construction period of build-to-suit lease arrangements	1,797	526	3,877	2,877	4,916	4,847
Property and equipment derecognized after the construction period of build-to-suit lease arrangements, with the associated leases recognized as operating	76	2,195	174	3,307	174	3,363

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022

Net product sales	$54,876	$59,340	$170,371	$172,370
Net service sales	55,936	67,761	162,039	192,409
Total net sales	110,812	127,101	332,410	364,779
Operating expenses:
Cost of sales	62,930	70,268	189,509	203,191
Fulfillment	18,498	20,583	52,666	61,196
Technology and content	14,380	19,485	40,739	52,399
Sales and marketing	8,010	11,014	21,741	29,420
General and administrative	2,153	3,061	6,298	8,558
Other operating expense (income), net	(11)	165	38	504
Total operating expenses	105,960	124,576	310,991	355,268
Operating income	4,852	2,525	21,419	9,511
Interest income	119	277	330	544
Interest expense	(493)	(617)	(1,327)	(1,673)
Other income (expense), net	(163)	759	2,795	(13,356)
Total non-operating income (expense)	(537)	419	1,798	(14,485)
Income (loss) before income taxes	4,315	2,944	23,217	(4,974)
Benefit (provision) for income taxes	(1,155)	(69)	(4,179)	1,990
Equity-method investment activity, net of tax	(4)	(3)	3	(16)
Net income (loss)	$3,156	$2,872	$19,041	$(3,000)
Basic earnings per share	$0.31	$0.28	$1.88	$(0.29)
Diluted earnings per share	$0.31	$0.28	$1.85	$(0.29)
Weighted-average shares used in computation of earnings per share:
Basic	10,132	10,191	10,103	10,178
Diluted	10,309	10,331	10,287	10,178

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022

Net income (loss)	$3,156	$2,872	$19,041	$(3,000)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $39, $76, $35, and $136	(537)	(2,142)	(752)	(4,661)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $3, $(4), $31, and $(3)	(5)	(195)	(109)	(1,095)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $5, $0, $13, and $0	(8)	4	(34)	17
Net unrealized gains (losses) on available-for-sale debt securities	(13)	(191)	(143)	(1,078)
Total other comprehensive income (loss)	(550)	(2,333)	(895)	(5,739)
Comprehensive income (loss)	$2,606	$539	$18,146	$(8,739)

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022

North America
Net sales	$65,557	$78,843	$197,473	$222,517
Operating expenses	64,677	79,255	189,996	225,124
Operating income (loss)	$880	$(412)	$7,477	$(2,607)

International
Net sales	$29,145	$27,720	$90,515	$83,544
Operating expenses	30,056	30,186	89,812	89,062
Operating income (loss)	$(911)	$(2,466)	$703	$(5,518)

AWS
Net sales	$16,110	$20,538	$44,422	$58,718
Operating expenses	11,227	15,135	31,183	41,082
Operating income	$4,883	$5,403	$13,239	$17,636

Consolidated
Net sales	$110,812	$127,101	$332,410	$364,779
Operating expenses	105,960	124,576	310,991	355,268
Operating income	4,852	2,525	21,419	9,511
Total non-operating income (expense)	(537)	419	1,798	(14,485)
Benefit (provision) for income taxes	(1,155)	(69)	(4,179)	1,990
Equity-method investment activity, net of tax	(4)	(3)	3	(16)
Net income (loss)	$3,156	$2,872	$19,041	$(3,000)

Segment Highlights:
Y/Y net sales growth (decline):
North America	10%	20%	23%	13%
International	16	(5)	35	(8)
AWS	39	27	36	32
Consolidated	15	15	28	10
Net sales mix:
North America	59%	62%	60%	61%
International	26	22	27	23
AWS	15	16	13	16
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2021	September 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$36,220	$34,947
Marketable securities	59,829	23,715
Inventories	32,640	36,647
Accounts receivable, net and other	32,891	36,154
Total current assets	161,580	131,463
Property and equipment, net	160,281	177,195
Operating leases	56,082	62,033
Goodwill	15,371	20,168
Other assets	27,235	37,503
Total assets	$420,549	$428,362
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,664	$67,760
Accrued expenses and other	51,775	59,974
Unearned revenue	11,827	12,629
Total current liabilities	142,266	140,363
Long-term lease liabilities	67,651	69,332
Long-term debt	48,744	58,919
Other long-term liabilities	23,643	22,259
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 10,644 and 10,714 shares issued; 10,175 and 10,198 shares outstanding)	106	107
Treasury stock, at cost	(1,837)	(7,837)
Additional paid-in capital	55,437	69,419
Accumulated other comprehensive income (loss)	(1,376)	(7,115)
Retained earnings	85,915	82,915
Total stockholders’ equity	138,245	137,489
Total liabilities and stockholders’ equity	$420,549	$428,362

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$59,322	$54,671	$46,327	$39,324	$35,574	$39,665	(27)%
Operating cash flow -- TTM Y/Y growth (decline)	16%	(1)%	(30)%	(41)%	(40)%	(27)%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$47,176	$52,119	$55,396	$57,951	$59,061	$59,351	14%
Principal repayments of finance leases -- TTM	$11,435	$11,271	$11,163	$10,534	$9,789	$8,561	(24)%
Principal repayments of financing obligations -- TTM	$116	$124	$162	$174	$205	$233	87%
Equipment acquired under finance leases -- TTM (1)	$7,295	$5,738	$4,422	$2,764	$1,621	$868	(85)%
Principal repayments of all other finance leases -- TTM (2)	$550	$582	$687	$714	$751	$706	21%
Free cash flow -- TTM (3)	$12,146	$2,552	$(9,069)	$(18,627)	$(23,487)	$(19,686)	(871)%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$595	$(8,843)	$(20,394)	$(29,335)	$(33,481)	$(28,480)	222%
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$4,185	$(3,892)	$(14,340)	$(22,279)	$(26,064)	$(21,493)	452%
Common shares and stock-based awards outstanding	10,439	10,451	10,455	10,454	10,551	10,597	1%
Common shares outstanding	10,124	10,139	10,175	10,171	10,183	10,198	1%
Stock-based awards outstanding	315	311	280	283	368	399	28%
Stock-based awards outstanding -- % of common shares outstanding	3.1%	3.1%	2.8%	2.8%	3.6%	3.9%	N/A
Results of Operations
Worldwide (WW) net sales	$113,080	$110,812	$137,412	$116,444	$121,234	$127,101	15%
WW net sales -- Y/Y growth, excluding F/X	24%	15%	10%	9%	10%	19%	N/A
WW net sales -- TTM	$443,298	$457,965	$469,822	$477,748	$485,902	$502,191	10%
WW net sales -- TTM Y/Y growth, excluding F/X	36%	30%	21%	14%	11%	12%	N/A
Operating income	$7,702	$4,852	$3,460	$3,669	$3,317	$2,525	(48)%
F/X impact -- favorable (unfavorable)	$7	$(20)	$57	$126	$165	$357	N/A
Operating income -- Y/Y growth (decline), excluding F/X	32%	(21)%	(50)%	(60)%	(59)%	(55)%	N/A
Operating margin -- % of WW net sales	6.8%	4.4%	2.5%	3.2%	2.7%	2.0%	N/A
Operating income -- TTM	$29,634	$28,292	$24,879	$19,683	$15,298	$12,971	(54)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	73%	41%	8%	(30)%	(49)%	(57)%	N/A
Operating margin -- TTM % of WW net sales	6.7%	6.2%	5.3%	4.1%	3.1%	2.6%	N/A
Net income (loss)	$7,778	$3,156	$14,323	$(3,844)	$(2,028)	$2,872	(9)%
Net income (loss) per diluted share	$0.76	$0.31	$1.39	$(0.38)	$(0.20)	$0.28	(9)%
Net income -- TTM	$29,438	$26,263	$33,364	$21,413	$11,607	$11,323	(57)%
Net income per diluted share -- TTM	$2.87	$2.56	$3.24	$2.08	$1.13	$1.10	(57)%
______________________________
(1)For the twelve months ended September 30, 2021 and 2022, this amount relates to equipment included in “Property and equipment acquired under finance leases, net of remeasurements and modifications” of $8,149 million and $1,966 million.
(2)For the twelve months ended September 30, 2021 and 2022, this amount relates to property included in “Principal repayments of finance leases” of $11,271 million and $8,561 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases, net of remeasurements and modifications,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Y/Y % Change
Segments
North America Segment:
Net sales	$67,550	$65,557	$82,360	$69,244	$74,430	$78,843	20%
Net sales -- Y/Y growth, excluding F/X	21%	10%	9%	8%	10%	20%	N/A
Net sales -- TTM	$266,635	$272,819	$279,833	$284,711	$291,591	$304,877	12%
Operating income (loss)	$3,147	$880	$(206)	$(1,568)	$(627)	$(412)	(147)%
F/X impact -- favorable	$34	$14	$32	$42	$61	$95	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	45%	(62)%	(108)%	(147)%	(122)%	(158)%	N/A
Operating margin -- % of North America net sales	4.7%	1.3%	(0.2)%	(2.3)%	(0.8)%	(0.5)%	N/A
Operating income (loss) -- TTM	$11,795	$10,423	$7,271	$2,253	$(1,521)	$(2,813)	(127)%
Operating margin -- TTM % of North America net sales	4.4%	3.8%	2.6%	0.8%	(0.5)%	(0.9)%	N/A
International Segment:
Net sales	$30,721	$29,145	$37,272	$28,759	$27,065	$27,720	(5)%
Net sales -- Y/Y growth (decline), excluding F/X	26%	15%	3%	0%	(1)%	12%	N/A
Net sales -- TTM	$124,008	$127,982	$127,787	$125,897	$122,241	$120,816	(6)%
Operating income (loss)	$362	$(911)	$(1,627)	$(1,281)	$(1,771)	$(2,466)	171%
F/X impact -- favorable (unfavorable)	$199	$24	$(58)	$(79)	$(231)	$(216)	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	(53)%	(330)%	(533)%	(196)%	(526)%	147%	N/A
Operating margin -- % of International net sales	1.2%	(3.1)%	(4.4)%	(4.5)%	(6.5)%	(8.9)%	N/A
Operating income (loss) -- TTM	$2,384	$1,066	$(924)	$(3,457)	$(5,590)	$(7,145)	(771)%
Operating margin -- TTM % of International net sales	1.9%	0.8%	(0.7)%	(2.7)%	(4.6)%	(5.9)%	N/A
AWS Segment:
Net sales	$14,809	$16,110	$17,780	$18,441	$19,739	$20,538	27%
Net sales -- Y/Y growth, excluding F/X	37%	39%	40%	37%	33%	28%	N/A
Net sales -- TTM	$52,655	$57,164	$62,202	$67,140	$72,070	$76,498	34%
Operating income	$4,193	$4,883	$5,293	$6,518	$5,715	$5,403	11%
F/X impact -- favorable (unfavorable)	$(226)	$(58)	$83	$163	$335	$478	N/A
Operating income -- Y/Y growth, excluding F/X	32%	40%	46%	53%	28%	1%	N/A
Operating margin -- % of AWS net sales	28.3%	30.3%	29.8%	35.3%	29.0%	26.3%	N/A
Operating income -- TTM	$15,455	$16,803	$18,532	$20,887	$22,409	$22,929	36%
Operating margin -- TTM % of AWS net sales	29.4%	29.4%	29.8%	31.1%	31.1%	30.0%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Y/Y % Change
Net Sales
Online stores (1)	$53,157	$49,942	$66,075	$51,129	$50,855	$53,489	7%
Online stores -- Y/Y growth (decline), excluding F/X	13%	3%	1%	(1)%	0%	13%	N/A
Physical stores (2)	$4,198	$4,269	$4,688	$4,591	$4,721	$4,694	10%
Physical stores -- Y/Y growth, excluding F/X	10%	12%	16%	16%	13%	10%	N/A
Third-party seller services (3)	$25,085	$24,252	$30,320	$25,335	$27,376	$28,666	18%
Third-party seller services -- Y/Y growth, excluding F/X	34%	18%	12%	9%	13%	23%	N/A
Subscription services (4)	$7,917	$8,148	$8,123	$8,410	$8,716	$8,903	9%
Subscription services -- Y/Y growth, excluding F/X	28%	23%	16%	13%	14%	14%	N/A
Advertising services (5)	$7,451	$7,612	$9,716	$7,877	$8,757	$9,548	25%
Advertising services -- Y/Y growth, excluding F/X	88%	52%	33%	25%	21%	30%	N/A
AWS	$14,809	$16,110	$17,780	$18,441	$19,739	$20,538	27%
AWS -- Y/Y growth, excluding F/X	37%	39%	40%	37%	33%	28%	N/A
Other (6)	$463	$479	$710	$661	$1,070	$1,263	163%
Other -- Y/Y growth, excluding F/X	34%	15%	19%	28%	135%	168%	N/A

Stock-based Compensation Expense
Cost of sales	$145	$126	$179	$146	$213	$190	52%
Fulfillment	$566	$473	$565	$498	$763	$727	54%
Technology and content	$1,887	$1,627	$1,903	$1,645	$2,814	$3,036	87%
Sales and marketing	$691	$657	$726	$665	$990	$1,128	72%
General and administrative	$302	$297	$307	$296	$429	$475	60%
Total stock-based compensation expense	$3,591	$3,180	$3,680	$3,250	$5,209	$5,556	75%
Other
WW shipping costs	$17,747	$18,108	$23,656	$19,560	$19,304	$19,942	10%
WW shipping costs -- Y/Y growth	30%	20%	10%	14%	9%	10%	N/A
WW paid units -- Y/Y growth (7)	15%	8%	3%	0%	1%	11%	N/A
WW seller unit mix -- % of WW paid units (7)	56%	56%	56%	55%	57%	58%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,335,000	1,468,000	1,608,000	1,622,000	1,523,000	1,544,000	5%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	52%	30%	24%	28%	14%	5%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(5)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(6)Includes sales related to various other offerings, such as certain licensing and distribution of video content and shipping services, and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr